JOINDER

FOR AND IN CONSIDERATION of the release by Jeffrey Dowling ("Dowling") of any claims by Dowling against Aftab Adamjee relating to the obligations of Adamjee under that certain promissory note from Nurses PRN, LLC in favor of Dowling in the original principal amount of $500,000 dated July 1, 2003, Adamjee hereby acknowledges and agrees that he joins, in on a joint and several basis, and is bound to and obligated under that certain indemnification set forth in the Settlement Agreement dated November 1, 2004, by and between Nurse Staffing, LLC, Nurses PRN, LLC, Jeffrey Dowling, Christopher Dowling, Robert Murphy and Linda Romano (the "Settlement Agreement"). Adamjee covenants and agrees that notwithstanding the fact that he was not a party to the Settlement Agreement that he bound to and obligated under all of the provisions of the indemnification set forth in paragraph 5 of the Settlement Agreement.

IN WITNESS WHEREOF, the undersigned sets his hand and seal this ____ day of May, 2005.

ATTESTED
10 JUN 2005

____
Aftab Adamjee

In consideration of the foregoing Joinder, the undersigned, Jeffrey Dowling, hereby releases Adamjee from and against any and all claims under the Note.

____
Jeffrey Dowling

ATTESTED TO TAKE EFFECT OUT OF PAKISTAN
PAKISTAN
UNDER NOTARY ORD 1961

NOTARY PUBLIC
KARACHI-PAKISTAN

CORP\1102918.1

JOINDER

FOR AND IN CONSIDERATION of the release by Jeffrey Dowling ("Dowling") of any claims by Dowling against Aftab Adamjee relating to the obligations of Adamjee under that certain promissory note from Nurses PRN, LLC in favor of Dowling in the original principal amount of $500,000 dated July 1, 2003, Adamjee hereby acknowledges and agrees that he joins, in on a joint and several basis, and is bound to and obligated under that certain indemnification set forth in the Settlement Agreement dated November 1, 2004, by and between Nurse Staffing, LLC, Nurses PRN, LLC, Jeffrey Dowling, Christopher Dowling, Robert Murphy and Linda Romano (the "Settlement Agreement"). Adamjee covenants and agrees that notwithstanding the fact that he was not a party to the Settlement Agreement that he bound to and obligated under all of the provisions of the indemnification set forth in paragraph 5 of the Settlement Agreement.

IN WITNESS WHEREOF, the undersigned sets his hand and seal this ____ day of May, 2005.

Aftab Adamjee

In consideration of the foregoing Joinder, the undersigned, Jeffrey Dowling, hereby releases Adamjee from and against any and all claims under the Note.

Jeffrey Dowling

CORP/1102918.1